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                                                        Exhibit 10(e), Form 10-Q
                                                        For The Quarter Ended
                                                        March 31, 1996
                                                        Fiscal Year Ending
                                                        December 31, 1996
                                                        File No. 1-11237

                                 NCR Corporation
                          1700 South Paterson Boulevard
                                Dayton, OH 45479


                                 April 18, 1996


AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07960

AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920


RE:  Applicability of Intercompany Agreement
     to NCR Corporation

Ladies and Gentlemen:

         This letter is written in response to the request of AT&T Capital Corporation ("Capital) to NCR Corporation ("NCR") that NCR confirm that it agrees to be a party to the applicable terms of the Intercompany Agreement (the "Intercompany Agreement") dated as of June 25, 1993 between AT&T Corp. (formerly named American Telephone and Telegraph Company) ("AT&T") and Capital, following the proposed spin-off of AT&T's interest in NCR to its stockholders (the "Distribution").

         NCR agrees that, following the Distribution, it will be a party to, and will be bound by and have the benefits of, the following provisions of the Intercompany Agreement as and to the extent it is currently bound thereunder as an AT&T Entity: Articles I, III, IV, V (to the extent, with respect to Articles III, IV and V, that any portion of the Lease Finance Portfolio, the NCR Portfolio and the SLG Portfolio (as such terms are defined in the Intercompany Agreement) administered by Capital under the Intercompany Agreement are transferred to NCR or any of its Subsidiaries), VII, XI, XII, XIII, XIV and XV (pursuant to which NCR will guarantee the obligations of its Subsidiaries) and Sections 6.2 (only until the Distribution, in the case of such Section 6.2), 6.3 and 9.2. It is understood that the provisions of Articles II, VIII and X and
Section 6.1 of the Intercompany Agreement do not apply to NCR and will not be binding on NCR following the Distribution. In addition, Capital agrees (for the benefit of AT&T as well as NCR) that, although Section 15.1 shall survive the Distribution (including with respect to NCR and its Subsidiaries prior to the Distribution), following the Distribution NCR will no longer be deemed to be an AT&T Entity within the meaning of the Intercompany Agreement, and AT&T will have no liability to Capital for obligations of NCR and its Subsidiaries arising after the Distribution.



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         Except as set forth  herein,  this letter shall not  augment,  limit or otherwise affect the rights or obligations (including without limitation termination rights) of the parties under the Intercompany Agreement.

         If you are in agreement with the foregoing, please sign in the space provided below, whereupon this letter will constitute a binding agreement between NCR and Capital.

                                            Yours sincerely,


                                            NCR Corporation


                                            By: Laura K. Nuquist
                                               -----------------
                                                Laura K. Nuquist
                                                Vice President and Secretary




Agreed and accepted:

AT&T Corp.


By:  Marilyn J. Wasser
   -------------------
     Marilyn J. Wasser
     Vice President-Law
     and Secretary



AT&T Capital Corporation


By: Thomas C. Wajnert
   ------------------
    Thomas C. Wajnert
    Chairman of the Board & CEO



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